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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT ENGINEER

March 14, 1996


Fortune Petroleum Corporation
515 W. Greens Rd., Suite 720
Houston, Texas 77067

RE: Consent of Independent Petroleum Engineer

Gentlemen:

I hereby consent to the incorporation of my January 1, 1995, Annual Reserve Report of the oil and gas reserves of Fortune Petroleum Corporation dated February 27, 1995 in the Company's annual report on Form 10-KSB to be filed with the Securities and Exchange Commission on or about March 22, 1996.

Respectfully,



Sherwin D. Yoelin
Registered Petroleum Engineer
State of California
Certificate No. P 1241